Exhibit 99.1

Madison Dearborn Partners Completes Acquisition of MoneyGram

DALLAS & CHICAGO, June 1, 2023 – MoneyGram International, Inc. (NASDAQ: MGI) (“MoneyGram” or the “Company”), a leading global financial technology company that connects the world’s communities, and Madison Dearborn Partners (“MDP”), a leading private equity investment firm based in Chicago, today announced that funds affiliated with MDP have completed their previously disclosed all-cash acquisition of MoneyGram for $11.00 per share. MoneyGram’s common stock has ceased trading and will be delisted from the Nasdaq stock market.

“Completing the transaction with MDP marks the beginning of a transformative new chapter for the organization,” said Alex Holmes, MoneyGram Chairman and CEO. “With MDP’s support, MoneyGram is uniquely positioned to accelerate our growth strategy, expand our network to reach more consumers worldwide, and advance our position as the leader in cross-border payment technology.”

“We see tremendous opportunity for MoneyGram’s leading financial technology solutions, particularly in light of the continued, rapid digitization of the global economy,” said Brendan Barrett, a Managing Director on MDP’s Financial and Transaction Services team. “MDP looks forward to providing the platform and resources for the MoneyGram team to capitalize on the numerous opportunities ahead and further enhance its market-leading cross-border capabilities.”

Holmes concluded: “We are incredibly appreciative of our employees, agents and partners, who have placed their trust in us and continued to provide innovative solutions to our customers throughout this process. We’re excited to work alongside them and our new investment partners at MDP as MoneyGram builds on its commitment to deliver exceptional products and value to our customers.”

Advisors

BofA Securities, Inc. served as exclusive financial advisor to MoneyGram, Vinson & Elkins LLP acted as legal counsel and Paul Hastings LLP acted as financial services regulatory counsel.

Goldman Sachs & Co. LLC acted as lead financial advisor to MDP, Deutsche Bank Securities Inc., Barclays and J.P. Morgan Securities LLC acted as financial advisors to MDP and Latham & Watkins LLP, Kirkland & Ellis LLP and Covington & Burling LLP provided legal counsel.

About MoneyGram International, Inc.

MoneyGram International, Inc. is a global financial technology company that enables consumers and businesses to move and manage money in nearly every country around the world. Through its expansive set of fintech offerings, MoneyGram provides millions of consumers annually the ability to seamlessly send money home to family and friends, and buy, sell and hold cryptocurrencies on its industry-leading app. The Company’s innovative cross-border platform enables its customers to send funds directly into bank accounts and mobile wallets or cash-in and cash-out more than 135 currencies and numerous cryptocurrencies through one of the largest cash distribution networks in the world. Modern, mobile and API-driven, MoneyGram’s white-labeled remittance service also provides some of the world’s top brands and organizations the ability to disburse funds directly to their consumer clients. Based in Dallas and known for its strong corporate culture globally, MoneyGram has been named a recipient of the Top Workplaces USA award for two consecutive years, an honor based entirely on employee feedback.

About Madison Dearborn Partners, LLC

Madison Dearborn Partners, LLC (“MDP”) is a leading private equity investment firm based in Chicago. Since MDP’s formation in 1992, the firm has raised aggregate capital of over $28 billion and has completed over 150 platform investments. MDP invests across five dedicated industry verticals, including financial and transaction services; basic industries; business and government software and services; health care; and telecom, media and technology services. For more information, please visit www.mdcp.com.

Forward Looking Statements

The information included herein contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect the Company’s current beliefs, expectations or intentions regarding future events and speak only as of the date they are made. Words such as “may,” “might,” “will,” “could,” “should,” “would,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “forecast,” “outlook,” “continue,” “currently,” and similar expressions are intended to identify such forward-looking statements. The statements in this communication that are not historical statements are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict and many of which are beyond the Company’s control, which could cause actual results to differ materially from the results expressed or implied by the statements.

Contacts

MoneyGram

Sydney Schoolfield

media@moneygram.com

Madison Dearborn Partners

Deirdre Walsh or Jake Yanulis

H/Advisors Abernathy

abmacmdcp@h-advisors.global 212-371-5999